The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated December 2, 2005

PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 19 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                           Dated           , 2005
                                                                                                          Rule 424(b)(3)
                                                            $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                    ---------------
                                                PLUS due January 8, 2007
                    Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value
                                               of the U.S. Dollar Index(R)
                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the U.S. Dollar Index(R) at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final index value is greater than the initial index value, you will receive for each
     $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to (i) $10 times (ii) the percent increase in the value of the U.S. Dollar Index times (iii)  the upside leverage factor, subject to a maximum payment at maturity of $12.00, or 120% of the issue price.
     If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o    The percent increase in the value of the U.S. Dollar Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o    The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is         , the value of the U.S. Dollar Index at 11:00 a.m. New York time on the day we price the PLUS for initial sale to the public.

     o    The final index value will equal the value of the U.S. Dollar Index at 11:00 a.m. New York time on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.

     o    The upside leverage factor is 200%.

o    Investing in the PLUS is not equivalent to investing in the U.S. Dollar Index or its component currencies.

o    We will apply to list the PLUS to trade on the American Stock Exchange LLC, which we refer to as the AMEX, but it is not possible to predict whether the PLUS will meet the AMEX listing requirements or whether any secondary market for the PLUS will develop. The AMEX has advised us that our application will not be approved unless the rule filing submitted by the AMEX in respect of the PLUS is approved by the Securities and Exchange Commission. The SEC may not
     approve the rule filing or may approve the rule filing several months or more after the issuance of the PLUS.
     Moreover, even if the SEC approves the rule filing, the AMEX may not approve our application. The PLUS will not be listed until both approvals are obtained. If we are unable to list the PLUS on the AMEX, the PLUS will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network.

o    The CUSIP number for the PLUS is 61747Y634.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                        Price to           Agent's
                                                         Public         Commissions(1)      Proceeds to Company
                                                      ------------    ------------------    -------------------
Per PLUS...........................................         $                 $                      $
Total..............................................         $                 $                      $
----------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY
========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican
National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the U.S. Dollar Index(R) at maturity.

     "U.S. Dollar Index(R)", "USDX(R)" and "NYBOT(R)" are registered service marks of the Board of Trade of the City of
New York, Inc., and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS"
are our service marks.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                 January 8, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based
                                 on the Value of the U.S. Dollar Index(R), which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk
                                 Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of
                                 PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any
principal; no interest           return of principal at maturity. If the final index value is less than the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the
                                 U.S. Dollar Index. The initial index value is              , the value of the U.S.
                                 Dollar Index at 11:00 a.m. New York time on the day we price the PLUS for initial sale to the public. The final index value will be the value of the U.S. Dollar Index at
                                 11:00 a.m. New York time on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date. If for any reason the scheduled index valuation date is not a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity based on     At maturity, you will receive for each $10 principal amount of PLUS that you hold an
the U.S. Dollar Index            amount in cash based upon the value of the U.S. Dollar Index, determined as follows:

                                 o    If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10  +  leveraged upside payment,

                                        subject to a maximum payment at maturity of $12.00, or 120% of the issue price,

                                      where,

                                                          PS-3
========================================================================================================================

                                 leveraged upside payment  =  $10 x  upside leverage factor  x  index percent increase and where

                                          the upside leverage factor is 200%

                                          and
                                                              final index value - initial index value
                                   index percent increase  =  ---------------------------------------
                                                                        initial index value

                                 o    If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10  x  index performance factor

                                      where,
                                                                      final index value
                                        index performance factor  =  -------------------
                                                                     initial index value

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                 Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the index. The graph does not show every situation that may occur.

                                 You can review the historical values of the U.S. Dollar Index in the section of this pricing supplement called "Description of PLUS--Historical Information."

                                 Investing in the PLUS is not equivalent to investing in the U.S. Dollar Index or its component currencies.

Your return on the PLUS is       The return investors realize on the PLUS is limited by the maximum payment at maturity.
limited by the maximum           The maximum payment at maturity of each PLUS is $12.00, or 120% of the issue price.
payment at maturity              Although the leverage factor provides 200% exposure to any increase in value of the
                                 U.S. Dollar Index at maturity, because the payment at maturity will be limited to 120%
                                 of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 110% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent                which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank,
                                 N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the final index value, the percentage change in the U.S. Dollar Index and the payment to you at maturity.

                                                          PS-4
========================================================================================================================

Where you can find more          The PLUS are senior notes issued as part of our Series F medium-term note program. You
information on the PLUS          can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk
                                 Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-5
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the upside leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

o    Issue Price per PLUS: $10.00

o    Initial Index Value: 90

o    Upside Leverage Factor: 200%

o    Maximum Payment at Maturity: $12.00 (120% of the Issue Price)

Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 110% of the hypothetical initial index value. For example, if the hypothetical initial index value were equal to 90, you would realize the maximum payment at maturity at a final index value of 99 or 110% of the hypothetical initial index value.

The U.S. Dollar Index
The PLUS
$12.00 Maximum Payment at Maturity
PLUS Zone
$10.00 Issue Price
$12.50
$12.00
$11.50
$11.00
$10.50
$10.00
$9.50
$9.00
$8.50
$8.00
$7.50
Payment at Maturity on the PLUS
-25%
-20%
-15%
-10%
-5%
0%
5%
10%
15%
20%
25%
Percentage Change in Final Index Value

                                                          PS-6
========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest         The terms of the PLUS differ from those of ordinary debt securities in that we will not
or guarantee return of           pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS
principal                        at maturity. Instead, at maturity you will receive for each $10 principal amount of
                                 PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $12.00, or 120% of the issue price. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the U.S. Dollar Index. See "Hypothetical
                                 Payouts on the PLUS at Maturity" on PS-6.

Your appreciation                The appreciation potential of the PLUS is limited by the maximum payment at maturity of
potential is limited             $12.00, or 120% of the issue price. As a result, you will not share in any appreciation of the U.S. Dollar Index above 110% of the value of the U.S. Dollar Index on the day we price the PLUS for initial sale to the public. Although the leverage factor provides
                                 200% exposure to any increase in the value of the U.S. Dollar Index at maturity, because the payment at maturity will be limited to 120% of the issue price for each
                                 PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds 110% of the initial index value. See "Hypothetical
                                 Payouts on the PLUS at Maturity" on PS-6.

The PLUS are subject to          Fluctuations in the exchange rates between the U.S. dollar and the index currencies
currency exchange risk           will affect the value of the PLUS more than any other factor.

                                 The exchange rates between the index currencies and the U.S. dollar reflected in the
                                 U.S. Dollar Index are the result of the supply of, and the demand for, these index currencies. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each index currency and the United States, including economic and political developments in other countries.

                                 Of particular importance to potential currency exchange risk are:

                                      o    existing and expected rates of inflation

                                      o    existing and expected interest rate levels

                                      o    the balance of payments

                                      o    the extent of governmental surpluses or deficits in the relevant foreign country and the United States of America

                                 All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to the international trade and finance.

                                 See "Description of PLUS--Historical Information" below.

                                                          PS-7
========================================================================================================================

Secondary trading may be         There may be little or no secondary market for the PLUS. Although we will apply to list
limited                          the PLUS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the PLUS. The AMEX has advised us that our application will not be approved unless the rule filing submitted by the AMEX in respect of the PLUS is approved by the Securities and Exchange Commission. The SEC may
                                 not approve the rule filing or may approve the rule filing several months or more after the issuance of the PLUS. Moreover, even if the SEC approves the rule filing, the AMEX may not approve our application. The PLUS will not be listed until both approvals are obtained. If we are unable to list the PLUS on the AMEX, the PLUS will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network.

                                 Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                                 currently intends to act as a market maker for the PLUS but is not required to do so.
                                 If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed. If at any time the PLUS are not listed on any securities exchange and
                                 MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS         Several factors, many of which are beyond our control, will influence the value of the
may be influenced by many        PLUS in the secondary market and the price at which MS & Co. may be willing to purchase
unpredictable factors            or sell the PLUS in the secondary market, including:

                                 o    the value of the U.S. Dollar Index at any time

                                 o    the volatility (frequency and magnitude of changes in value) of the U.S.
                                      Dollar Index

                                 o    interest and yield rates in the U.S. and in the markets for each of the index currencies

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the currencies underlying the U.S. Dollar Index or currency markets generally and that may affect the final index value

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your
                                 PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the U.S. Dollar Index is at or below the initial index value or if market interest rates rise.

                                 You cannot predict the future performance of the U.S. Dollar Index based on its historical performance. The value of the U.S. Dollar Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the U.S. Dollar Index. In addition, there can be no assurance that the value of the U.S. Dollar Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the U.S.

                                                          PS-8
========================================================================================================================

                                 Dollar Index will not increase beyond 120% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the U.S. Dollar Index at index values above 120% of the initial index value.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from        any, at which MS & Co. is willing to purchase PLUS in secondary market transactions
hedging in the original          will likely be lower than the original issue price, since the original issue price
issue price is likely to         included, and secondary market prices are likely to exclude, commissions paid with
adversely affect secondary       respect to the PLUS, as well as the projected profit included in the cost of hedging
market prices                    our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the U.S.          The New York Board of Trade ("NYBOT") is responsible for calculating and maintaining
Dollar Index could adversely     the U.S. Dollar Index, and can add, delete or substitute the currencies underlying
affect the value of the PLUS     the U.S. Dollar Index or make other methodological changes that could change the value of the U.S. Dollar Index. Any of these actions could adversely affect the value of the
                                 PLUS.

                                 NYBOT may discontinue or suspend calculation or publication of the U.S. Dollar Index at any time. In these circumstances, the payout at maturity on the PLUS will be an amount based on the spot exchange rates at maturity of the currencies underlying the U.S.
                                 Dollar Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the
                                 U.S. Dollar Index last in effect prior to the discontinuance or unavailability of the
                                 U.S. Dollar Index.

                                 In addition, in the event of certain material modifications to the composition, weightings or methods of calculating the U.S. Dollar Index, we may determine a value of the U.S. Dollar Index for the purposes of valuing the PLUS and determining the payment at maturity on the PLUS as if such material modifications had not occurred. In such case, the index-linked nature of the PLUS would be affected.

The economic interests of the    The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other      potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your      As calculation agent, MS & Co. will determine the initial index value and the final
interests                        index value, and calculate the amount of cash, if any, you will receive at maturity.
                                 Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any index value in the event of the unavailability, modification or discontinuance of the U.S. Dollar Index, may affect the payout to you at maturity. See the section of this pricing supplement called "Description of
                                 PLUS--Discontinuance of the U.S. Dollar Index; Alteration of Method of Calculation."

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries'
                                 control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     We expect that MS & Co. and other affiliates of ours will carry out hedging activities
by the calculation agent and     related to the PLUS (and possibly to other instruments linked to the U.S. Dollar Index
its affiliates could             or its component currencies), including trading in the currencies potentially adversely affect
the value of the PLUS

                                                          PS-9
========================================================================================================================

                                 underlying the U.S. Dollar Index as well as in other instruments related to the U.S.
                                 Dollar Index. MS & Co. and some of our other subsidiaries also trade the currencies underlying the U.S. Dollar Index and other financial instruments related to the U.S.
                                 Dollar Index and the currencies underlying the U.S. Dollar Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the initial index value and, therefore, the value at which the U.S. Dollar Index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the U.S. Dollar Index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in the
of the PLUS for U.S. federal     PLUS. There is no direct legal authority as to the proper tax treatment of the PLUS,
income tax purposes is           and consequently our special tax counsel is unable to render an opinion as to their
uncertain, the material U.S.     proper characterization for U.S. federal income tax purposes. Significant aspects of
federal income tax               the tax treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you
consequences of an investment    have agreed with us to treat a PLUS as a single financial contract, as described in the
in the PLUS are uncertain        section of this pricing supplement called "Description of PLUS--United States Federal
                                 Income Taxation--General." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and/or character of income or loss with respect to the PLUS would differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United
                                 States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-10
========================================================================================================================

                                                   DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due January 8, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Value of the U.S. Dollar Index. In this pricing supplement, the terms "we," "us"
and "our" refer to Morgan Stanley.

Aggregate Principal Amount...... $

Original Issue Date
  (Settlement Date)............. January   , 2006

Maturity Date................... January 8, 2007, subject to extension in accordance with the following paragraph.

                                 If the scheduled Index Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the Index Valuation Date as postponed. See
                                 "--Index Valuation Date" below.

Issue Price..................... $10 per PLUS

Denominations................... $10 and integral multiples thereof

CUSIP Number.................... 61747Y634

Interest Rate................... None

Specified Currency.............. U.S. dollars

Payment at Maturity............. At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the
                                 $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Index
                                 Value is greater than the Initial Index Value, the lesser of (a) $10 plus the Leveraged
                                 Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Index Value
                                 is less than or equal to the Initial Index Value, $10 times the Index Performance
                                 Factor. See "--Discontinuance of the U.S. Dollar Index; Alteration of Method of
                                 Calculation" below.

                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                                 Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the
                                 Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The
                                 Depositary" in the accompanying prospectus supplement.

                                                         PS-11
========================================================================================================================

Maximum Payment at Maturity..... $12.00.

Leveraged Upside Payment ....... The product of (i) $10 and (ii) the Upside Leverage Factor and (iii) the Index Percent
                                 Increase.

Upside Leverage Factor ......... 200%.

Index Percent Increase.......... A fraction, the numerator of which is the Final Index Value minus the Initial Index
                                 Value and the denominator of which is the Initial Index Value.

Index Performance Factor........ A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Initial Index Value.............           , the Index Value of the U.S. Dollar Index at 11:00 a.m. New York time on the day we price the PLUS for initial sale to the public.

Final Index Value............... The Index Value of the U.S. Dollar Index at 11:00 a.m. New York time on the Index
                                 Valuation Date as determined by the Calculation Agent.

Index Value..................... The Index Value on any Trading Day will equal the latest spot value of the U.S. Dollar
                                 Index displayed on Reuters page (or any successor or replacement Reuters page thereto)
                                 at 11:00 a.m. New York time on that Trading Day. In certain circumstances, the Index
                                 Value will be based on the alternate calculation of the U.S. Dollar Index described under "--Discontinuance of the U.S. Dollar Index; Alteration of Method of Calculation."

Index Valuation Date............ January 4, 2007, the second scheduled Trading Day prior to the Maturity Date, subject to adjustment if such date is not a Trading Day as described in the following paragraph.

                                 If the scheduled Index Valuation Date is not a Trading Day with respect to the U.S.
                                 Dollar Index, the Index Valuation Date will be the immediately succeeding Trading Day.

Trading Day..................... A day, as determined by the Calculation Agent, other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and on which trading is generally conducted in foreign exchange and foreign currency deposits and on the New York Board of Trade (the "NYBOT").

Discontinuance of the U.S.
  Dollar Index; Alteration
  of Method of Calculation...... If NYBOT discontinues publication of the U.S. Dollar Index or the Index Value is not
                                 reported or available on the designated Reuters page, then the Calculation Agent will determine the Index Value for such date. The Index Value will be computed by the
                                 Calculation Agent in accordance with the formula for calculating the U.S. Dollar Index last in effect prior to such discontinuance or unavailability, using the spot foreign exchange rates (the "Spot Rates") for each currency most recently constituting the U.S.
                                 Dollar Index, without any rebalancing or substitution of such

                                                         PS-12
========================================================================================================================

                                 currencies following such discontinuance or unavailability, as displayed on Reuters page (or any successor or replacement Reuters page thereto) at 4 p.m. London time on that Trading Day, as determined by the Calculation Agent; provided that if no such Spot
                                 Rate is displayed on the applicable Reuters page on such Trading Day for any currency then constituting the U.S. Dollar Index, the Spot Rate for any such currency will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such currency into U.S. dollars determined by at least five independent leading dealers, selected by the Calculation Agent (the "Reference
                                 Dealers"), in the underlying market for such currency taking into consideration the latest available rate for such currency and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such currency into U.S. dollars determined by the Reference Dealers on such Trading Day pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Spot Rate for such currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the
                                 Calculation Agent Notwithstanding these alternative arrangements, the unavailability or discontinuance of the publication of the U.S. Dollar Index may adversely affect the value of the PLUS.

                                 If at any time the method of calculating the U.S. Dollar Index or the value thereof is changed in any material respect, including, but not limited to, changes to the composition of the currencies comprising the U.S. Dollar Index as of the date we price the PLUS for initial sale to the public and/or any change or modification in the weighing of any or all of such currencies, or if the U.S. Dollar Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the
                                 Calculation Agent, fairly represent the value of the U.S. Dollar Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at 11:00 a.m. in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a currency index comparable to the U.S. Dollar Index as if such changes or modifications had not been made, and the Calculation Agent will calculate the Final Index Value with reference to the U.S. Dollar Index, as adjusted. Accordingly, if the method of calculating the U.S. Dollar Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the U.S. Dollar Index as if it had not been modified (e.g., as if such split had not occurred).

Book Entry Note or
  Certificated Note............. Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or

                                                         PS-13
========================================================================================================================

                                 on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with
                                 DTC's procedures. For more information regarding DTC and book entry notes, please read
                                 "The Depositary" in the accompanying prospectus supplement and "Form of
                                 Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note............. Senior

Trustee......................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank).

Agent........................... Morgan Stanley & Co. Incorporated and its successors ("MS & Co.").

Calculation Agent............... MS & Co.

                                 All determinations made by the Calculation Agent will be at the sole discretion of the
                                 Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                 All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                 .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
                                 .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                 Because the Calculation Agent is our subsidiary, the economic interests of the
                                 Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                 Calculation Agent must make in determining the Initial Index Value and the Final Index
                                 Value. See "--Discontinuance of the U.S. Dollar Index; Alteration of Method of
                                 Calculation" below. MS & Co. is obligated to carry out its duties and functions as
                                 Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange
  Calculation in Case of
  an Event of Default........... In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the
                                 PLUS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at

                                                         PS-14
========================================================================================================================

                                 Maturity calculated using the Index Value as of the date of such acceleration as the
                                 Final Index Value.

                                 If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                                 Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The U.S. Dollar Index........... We have derived all information regarding the U.S. Dollar Index ("USDX") contained in this pricing supplement, including, without limitation, its make-up and method of calculation from publicly available information. The USDX is a currency index calculated and published daily by The New York Board of Trade ("NYBOT").

                                 The USDX averages the exchange rates between the U.S. dollar and six major world currencies to provide a general indication of the international value of the U.S.
                                 dollar. Each currency is weighted in the USDX based on the amount of foreign trade between the United States and the countries represented in the USDX. The resulting USDX measures the change in the following six foreign currency exchange rates against the
                                 U.S. dollar relative to a base period of March 1973 and a base value of 100.00:

                                 USDX Currencies:

                                      Currency                       Weight
                                      --------                       ------
                                      Euro                           0.576
                                      Japanese Yen                   0.136
                                      British Pound                  0.119
                                      Canadian Dollar                0.091
                                      Swedish Krona                  0.042
                                      Swiss Franc                    0.036

                                 Currencies and weights used in the calculation of the USDX are based on those used in the Federal Board of Trade's trade-weighted U.S. Dollar Index.

                                 The current level of the USDX reflects the average value of the dollar relative to the
                                 1973 base period. A quote of "105.50" means the U.S. dollar's value has risen 5.50%
                                 against the other currencies in the USDX since the base period. March 1973 was chosen as the base period because it represents a significant milestone in foreign exchange history, when the world's major trading nations allowed their currencies to float freely against each other, replacing a previous fixed-rate regime. Since 1973 the USDX has ranged as high as the mid-160's and as low as the high-70's.

                                                         PS-15
========================================================================================================================

                                 Since the USDX is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other sources.

Historical Information.......... The following table sets forth the published high and low Index Values, as well as end-of-quarter Index Values, of the U.S. Dollar Index for each quarter in the period from January 1, 2001 through December 2, 2005. The Index Value on December 2, 2005
                                 was 91.44. We obtained the information in the table below from Bloomberg Financial
                                 Markets, without independent verification. The historical values of the U.S. Dollar
                                 Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the U.S. Dollar Index on the Index Valuation Date. The
                                 level of the U.S. Dollar Index may decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. We cannot give you any assurance that the level of the U.S. Dollar Index will increase so that at maturity you will receive a payment in excess of the principal amount of the PLUS. Nor can we give you any assurance that the value of the U.S. Dollar Index will not increase beyond 120%
                                 of the Initial Index Value, in which case you will only receive the Maximum Payment at
                                 Maturity. Because your return is linked to the level of the U.S. Dollar Index at maturity, there is no guaranteed return of principal.

                                 If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                                    High         Low       Period End
                                                                   ------       ------     ----------
                                 2000
                                 First Quarter...........          107.37        99.71       105.44
                                 Second Quarter..........          112.86       104.23       106.84
                                 Third Quarter...........          116.75       106.70       113.25
                                 Fourth Quarter..........          119.07       109.25       109.56
                                 2001
                                 First Quarter...........          117.63       108.09       117.37
                                 Second Quarter..........          120.33       113.86       119.47
                                 Third Quarter...........          121.02       111.31       113.41
                                 Fourth Quarter..........          118.26       112.27       116.75
                                 2002
                                 First Quarter...........          120.51       115.54       118,62
                                 Second Quarter .........          118.75       105.37       106.11
                                 Third Quarter...........          109.24       103.54       106.87
                                 Fourth Quarter..........          108.74       101.80       101.85
                                 2003
                                 First Quarter...........          103.20        97.57        98.88
                                 Second Quarter .........          101.81        91.88        94.73
                                 Third Quarter...........           99.49        92.10        92.85
                                 Fourth Quarter..........           94.13        86.36        86.92
                                 2004
                                 First Quarter                      89.84        84.56        87.61
                                 Second Quarter .........           92.29        87.02        88.80
                                 Third Quarter...........           90.29        87.00        87.37
                                 Fourth Quarter..........           88.64        80.39        80.85
                                 2005
                                 First Quarter...........           85.44        80.77        84.06
                                 Second Quarter..........           89.48        83.36        89.09

                                                         PS-16
========================================================================================================================

                                 Third Quarter...........           90.77        85.99        89.52
                                 Fourth Quarter (through
                                   December 2, 2006......           92.63        88.53        91.44

Use of Proceeds and Hedging..... The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                 PLUS through one or more of our subsidiaries. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the currencies underlying the U.S. Dollar Index, in futures or options contracts on the U.S. Dollar Index or any currencies underlying the
                                 U.S. Dollar Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the U.S. Dollar
                                 Index, and therefore effectively increase the level at which the U.S. Dollar Index must close before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the currencies underlying the U.S. Dollar Index, futures or options contracts on the U.S. Dollar Index or any currencies underlying the U.S. Dollar Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Index Valuation Date. We cannot give any assurance that our hedging activity will not affect the value of the U.S. Dollar Index and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................. Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                 Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                 Agent may allow a concession not in excess of $    per PLUS to other

                                                         PS-17
========================================================================================================================

                                 dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan
                                 Stanley AG. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                 We expect to deliver the PLUS against payment therefor in New York, New York on
                                                , 2005, which will be the      scheduled Business Day following the
                                 date of this pricing supplement and of the pricing of the PLUS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.
                                 Accordingly, purchasers who wish to trade PLUS on the date of pricing or the next succeeding Business Days will be required, by virtue of the fact that the
                                 PLUS initially will settle in           Business Days (T+ ), to specify alternative
                                 settlement arrangements to prevent a failed settlement.

                                 In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the level of the
                                 U.S. Dollar Index. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell individual currencies underlying the U.S. Dollar Index it does not own, creating a naked short position in the PLUS or the individual currencies underlying the U.S. Dollar Index, respectively, for its own account. The Agent must close out any naked short position by purchasing the PLUS or the individual currencies underlying the U.S. Dollar Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS or the individual currencies underlying the
                                 U.S. Dollar Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or the individual currencies underlying the U.S. Dollar Index in the open market to stabilize the price of the PLUS.
                                 Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the
                                 PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                 General

                                 No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in

                                                         PS-18
========================================================================================================================

                                 circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each dealer through which we may offer the
                                 PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                 Brazil

                                 The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval.
                                 Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                 Chile

                                 The PLUS have not been registered with the Superintendencia de Valores y Seguros in
                                 Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                 Hong Kong

                                 The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent
                                 has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to
                                 PLUS which are intended to be disposed of only to persons outside Hong Kong or only to
                                 "professional investors" within the meaning of the Securities and Futures Ordinance
                                 (Cap. 571) of Hong Kong and any rules made thereunder.

                                                         PS-19
========================================================================================================================

                                 Mexico

                                 The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                 Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

License Agreement between
  NYBOT and Morgan Stanley...... NYBOT and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the U.S. Dollar Index, which is owned and published by
                                 NYBOT, in connection with certain securities, including the PLUS. The license agreement between NYBOT and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                 NEITHER THE PUBLICATION OF THE U.S. DOLLAR INDEX NOR THE LICENSING OF THE U.S. DOLLAR
                                 INDEX TRADEMARKS BY NYBOT OR ITS AFFILIATES FOR USE IN CONNECTION WITH SECURITIES OR
                                 OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH INDEX IN ANY WAY SUGGEST OR IMPLIES A
                                 REPRESENTATION OR OPINION BY NYBOT OR ANY SUCH AFFILIATES AS TO THE ATTRACTIVENESS OF
                                 INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM
                                 SUCH INDEX. NYBOT IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS
                                 AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR ANY
                                 PARTICULAR PURPOSE WITH RESULTS TO SUCH INDEX OR ANY DATA INCLUDED OR REFLECTED
                                 THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF
                                 THE INDEX OR ANY DATA INCLUDED OR REFLECTED THEREIN.

                                                         PS-20
========================================================================================================================

                                 The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the PLUS.

                                 No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any NYBOT trade name, trademark or service mark in any manner of endorsement without first contacting NYBOT to determine whether NYBOT's permission is required. Under no circumstances may any person or entity claim any affiliation with
                                 NYBOT without the prior written permission of NYBOT.

                                 "U.S. Dollar Index(R)", "USDX(R)" and "NYBOT(R)" are registered service marks of the
                                 Board of Trade of the City of New York, Inc., and have been licensed for use by Morgan
                                 Stanley. The PLUS are not issued, sponsored, endorsed, sold or promoted by NYBOT and
                                 NYBOT makes no representation regarding the advisability of investing in the PLUS.

ERISA Matters for Pension
  Plans and Insurance
  Companies..................... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                 Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                 "Code"), with respect to many Plans, as well as many individual retirement accounts and
                                 Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the
                                 Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
                                 Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                 ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                 95-60 (for certain transactions

                                                         PS-21
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                                 involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                 Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan
                                 Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the
                                 Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of
                                 ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation............... The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                 federal income tax consequences to initial investors in the PLUS that (i) purchase the
                                 PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative

                                                         PS-22
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                                 pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                 o    certain financial institutions;
                                 o    tax-exempt organizations;
                                 o    dealers and certain traders in securities or foreign currencies;
                                 o    investors holding the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                 o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
                                 o    partnerships;
                                 o    regulated investment companies;
                                 o    real estate investment trusts;
                                 o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                 o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                                 o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                 o    Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;
                                 o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                      911(d)(3) of the Code) in the United States; and
                                 o    Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5%
                                      of the PLUS or more than 5% of any component currency of the U.S. Dollar Index.

                                 As the law applicable to the U.S. federal income taxation of instruments such as the
                                 PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                 If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                 General

                                 Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the U.S. Dollar Index that (i) requires the investor to pay us at inception an

                                                         PS-23
========================================================================================================================

                                 amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the U.S. Dollar
                                 Index. The characterization of the PLUS described above is not, however, binding on the
                                 IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the PLUS stated
                                 above should be respected. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                 U.S. Holders

                                 As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                                 o    a citizen or resident of the United States;
                                 o    a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or
                                 o    an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                 Tax Treatment of the PLUS

                                 Assuming the characterization of the PLUS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                 Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S.
                                 Holder to acquire the PLUS.

                                 Sale, exchange or settlement of the PLUS. Upon a sale or exchange of the PLUS
                                 (including settlement at maturity), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder's tax basis in the PLUS sold, exchanged, or settled.
                                 Because of the application of certain rules and regulations relating to foreign currency instruments, such gain or loss will be treated as ordinary gain or loss unless the U.S. Holder makes a valid election under Section 988(a)(1)(B) of the Code on or before the date on which the U.S. Holder purchases

                                                         PS-24
========================================================================================================================

                                 the PLUS to treat such gain or loss as capital gain or loss. U.S. Holders should consult their tax advisor regarding the possibility and advisability of making such election. Any capital gain or loss recognized upon sale, exchange or settlement of a
                                 PLUS should be long-term capital gain or loss if the U.S. Holder has held a PLUS for more than one year at such time. The deductibility of capital losses, however, is subject to limitations. If any such loss were treated as an ordinary currency loss, a
                                 U.S. Holder might be subject to special reporting requirements that apply to currency exchange losses that exceed certain thresholds.

                                 Possible Alternative Tax Treatments of an Investment in the PLUS

                                 Due to the absence of authorities that directly address the proper tax treatment of the
                                 PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment
                                 Regulations").

                                 If the IRS were successful in asserting that the Contingent Payment Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S.
                                 Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                 Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the
                                 PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. In addition, the PLUS might constitute "foreign currency contracts" within the meaning of Section 1256 of the Code, with the result that U.S. Holders would be required to mark to market their PLUS. Gain or loss would be recognized each year that you hold the PLUS based on the increase or decrease in market value of the PLUS during that year. Of such gain or loss, 40% would be treated as short-term capital gain or loss, and 60% would be treated as long-term capital gain or loss. The same treatment would apply to any gain or loss upon the sale or redemption or other disposition of the PLUS. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                                         PS-25
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                                 Backup Withholding and Information Reporting

                                 A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                 Non-U.S. Holders

                                 The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A
                                 Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a
                                 PLUS that is:

                                 o    a nonresident alien individual;

                                 o    a foreign corporation; or

                                 o    a foreign trust or estate.

                                 Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. Assuming our
                                 characterization of the PLUS is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the
                                 Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S.
                                 Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                 If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding" were satisfied and such
                                 Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                 Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S.
                                 individuals, or are entities of the type described above, are urged to consult their

                                                         PS-26
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                                 own tax advisors regarding the U.S. federal estate tax consequences of investing in the
                                 PLUS.

                                 Information Reporting and Backup Withholding. Information returns may be filed with the
                                 IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S.
                                 Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the
                                 Non-U.S. Holder to a refund, provided that the required information is furnished to the
                                 IRS.

                                                         PS-27
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